AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                            ONE VALLEY BANCORP, INC.

                                       and

                                BB&T CORPORATION

                                TABLE OF CONTENTS
                                                                           Page
ARTICLE I DEFINITIONS........................................................1
ARTICLE II THE MERGER........................................................7
   2.1    Merger.............................................................7
          ------
   2.2    Filing; Plan of Merger.............................................8
          ----------------------
   2.3    Effective Time.....................................................8
          --------------
   2.4    Closing............................................................8
          -------
   2.5    Effect of Merger...................................................8
          ----------------
   2.6    Further Assurances.................................................9
          ------------------
   2.7    Merger Consideration...............................................9
          --------------------
   2.8    Conversion of Shares; Payment of Merger Consideration.............10
          -----------------------------------------------------
   2.9    Conversion of Stock Options.......................................11
          ---------------------------
   2.10   No Right to Dissent...............................................13
          -------------------
   2.11   Merger of Subsidiaries............................................13
          ----------------------
   2.12   Anti-Dilution.....................................................13
          -------------
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ONE VALLEY....................13
   3.1    Capital Structure.................................................14
          -----------------
   3.2    Organization, Standing and Authority..............................14
          ------------------------------------
   3.3    Ownership of Subsidiaries.........................................14
          -------------------------
   3.4    Organization, Standing and Authority of the Subsidiaries..........15
          --------------------------------------------------------
   3.5    Authorized and Effective Agreement................................15
          ----------------------------------
   3.6    Securities Documents; Financial Statements; Statements True.......16
          -----------------------------------------------------------
   3.7    Minute Books......................................................16
          ------------
   3.8    Adverse Change....................................................17
          --------------
   3.9    Absence of Undisclosed Liabilities................................17
          ----------------------------------
   3.10   Properties........................................................17
          ----------
   3.11   Environmental Matters.............................................17
          ---------------------
   3.12   Loans; Allowance for Loan Losses..................................18
          --------------------------------
   3.13   Tax Matters.......................................................19
          -----------
   3.14   Employees; Compensation; Benefit Plans............................20
          --------------------------------------
   3.15   Certain Contracts.................................................23
          -----------------
   3.16   Legal Proceedings; Regulatory Approvals...........................24
          ---------------------------------------
   3.17   Compliance with Laws; Filings.....................................25
          -----------------------------
   3.18   Brokers and Finders...............................................25
          -------------------
   3.19   Repurchase Agreements; Derivatives................................25
          ----------------------------------
   3.20   Deposit Accounts..................................................26
          ----------------
   3.21   Related Party Transactions........................................26
          --------------------------
   3.22   Certain Information...............................................26
          -------------------
   3.23   Accounting; Tax and Regulatory Matters............................26
          --------------------------------------
   3.24   State Takeover Laws; No Supermajority Vote Required; Rights Plan..27
          ----------------------------------------------------------------
   3.25   Labor Relations...................................................27
          ---------------
   3.26   Fairness Opinion..................................................27
          ----------------
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BB&T...........................27
   4.1    Capital Structure of BB&T.........................................28
          -------------------------
   4.2    Organization, Standing and Authority of BB&T......................28
          --------------------------------------------
   4.3    Authorized and Effective Agreement................................28
          ----------------------------------
   4.4    Organization, Standing and Authority of BB&T Subsidiaries.........29
          ---------------------------------------------------------
   4.5    Securities Documents; Financial Statements; Statements True.......29
          -----------------------------------------------------------
   4.6    Certain Information...............................................30
          -------------------
   4.7    Accounting; Tax and Regulatory Matters............................30
`         --------------------------------------
   4.8    Share Ownership...................................................30
          ---------------
   4.9    Legal Proceedings; Regulatory Approvals...........................30
          ---------------------------------------
   4.10   Adverse Change....................................................31
          --------------
   4.11   Absence of Undisclosed Liabilities................................31
          ----------------------------------

ARTICLE V COVENANTS.........................................................31
   5.1    One Valley Shareholder Meeting....................................31
          ------------------------------
   5.2    Registration Statement; Proxy Statement/Prospectus................31
          --------------------------------------------------
   5.3    Plan of Merger; Reservation of Shares.............................32
          -------------------------------------
   5.4    Additional Acts...................................................32
          ---------------
   5.5    Best Efforts......................................................33
          ------------
   5.6    Certain Accounting Matters........................................33
          --------------------------
   5.7    Access to Information.............................................33
          ---------------------
   5.8    Press Releases....................................................34
          --------------
   5.9    Forbearances of One Valley........................................34
          --------------------------
   5.10   Employment Agreements.............................................37
          ---------------------
   5.11   Affiliates........................................................37
          ----------
   5.12   Section 401(k) Plan; Other Employee Benefits......................37
          --------------------------------------------
   5.13   Directors and Officers Protection.................................40
          ---------------------------------
   5.14   Forbearances of BB&T..............................................40
          --------------------
   5.15   Reports...........................................................41
          -------
   5.16   Exchange Listing..................................................41
          ----------------
   5.17   Advisory Boards...................................................41
          ---------------
   5.18   Reserved..........................................................42
          --------
   5.19   Board of Directors of BB&T........................................42
          --------------------------
   5.20   Treatment as Reorganization for Tax Purposes......................42
          --------------------------------------------
ARTICLE VI CONDITIONS PRECEDENT.............................................43
   6.1    Conditions Precedent - BB&T and One Valley........................43
          ------------------------------------------
   6.2    Conditions Precedent - One Valley.................................43
          ---------------------------------
   6.3    Conditions Precedent - BB&T.......................................44
          ---------------------------
ARTICLE VII TERMINATION, DEFAULT, WAIVER AND AMENDMENT......................45
   7.1    Termination.......................................................45
          -----------
   7.2    Effect of Termination.............................................46
          ---------------------
   7.3    Survival of Representations, Warranties and Covenants.............46
          -----------------------------------------------------
   7.4    Waiver............................................................47
          ------
   7.5    Amendment or Supplement...........................................47
          -----------------------
ARTICLE VIII MISCELLANEOUS..................................................47
   8.1    Expenses..........................................................47
          --------
   8.2    Entire Agreement..................................................47
          ----------------
   8.3    No Assignment.....................................................48
          -------------
   8.4    Notices...........................................................48
          -------
   8.6    Captions..........................................................49
          --------
   8.7    Counterparts......................................................49
          ------------
   8.8    Governing Law.....................................................50
          -------------

         ANNEXES
         Annex A  .........              Articles of Merger
         Annex B-1, B-3 and B-4          Employment  Agreements  with J.  Holmes
                                         Morrison,  Frederick  H.  Belden  and
                                         Laurance G. Jones
         Annex B-2                       Reserved
         Annex C-1 and C-2               Forms of Employment Agreement with
                                         various officers

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 6, 2000 is between ONE VALLEY BANCORP, INC., a West Virginia corporation having its principal office at One Valley Square, Charleston, West Virginia ("One Valley"), and BB&T CORPORATION, a North Carolina corporation having its principal office at Winston-Salem, North Carolina ("BB&T");

                                R E C I T A L S:
                                - - - - - - - -

         The parties desire that One Valley shall be merged into BB&T (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form attached as Annex A hereto, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. The parties intend that the Merger be treated as a "reorganization" as defined in Section 368 of the Code. As a condition and inducement to BB&T's willingness to enter into the Agreement, One Valley is concurrently granting to BB&T an option to acquire, under certain circumstances, 6,700,000 shares of the common stock, par value $10.00 per share, of One Valley.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

1.1      Definitions
         -----------

         When used herein, the capitalized terms set forth below shall have the following meanings:

         "Advisory Board Establishment Date" shall mean, with respect to each One Valley Subsidiary that is a bank or savings institution, the date determined by BB&T to be, with respect to each such One Valley Subsidiary, not later than January 1 following the close of the calendar year in which it is merged into BB&T or a BB&T Subsidiary.

         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in Section 55-11-05 of the NCBCA, and with the office of the Secretary of State of West Virginia, as provided in Sections 31-1-36 and 31-1-118 of the WVCA.

         "Bank Holding Company Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

         "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T's Series B Junior Participating Preferred Stock, $5.00 par value per share.

         "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith, as amended from time to time, under which BB&T has an option to purchase shares of One Valley Common Stock, which shall be executed immediately following execution of this Agreement.

         "BB&T Subsidiaries" shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia.

         "Benefit Plan Determination Date" shall mean, with respect to each employee pension or welfare benefit plan or program maintained by One Valley at the Effective Time, the date determined by BB&T, with respect to each such plan or program.

         "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

         "CERCLA"   shall   mean   the   Comprehensive   Environmental  Response
Compensation and Liability Act, as amended,  42 U.S.C. 9601 et seq.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

          "Disclosed" shall mean disclosed in the One Valley Disclosure Memorandum in a manner that references the Section number herein pursuant to which such disclosure is being made or so that the Section or Section under which such disclosure is being made is reasonably apparent.

         "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigative costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

         "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Financial Advisor" shall mean Merrill Lynch & Co., Inc. or another investment banking firm of national standing.

         "Financial Statements" shall mean: (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 1998, 1997, and 1996, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1998, 1997, and 1996, as filed by BB&T in Securities Documents, and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 1998; and (b) with respect to One Valley, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of One Valley as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1998, 1997 and 1996 as filed by One Valley in Securities Documents, and (ii) the consolidated statements of financial condition of One Valley (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by One Valley with respect to periods ended subsequent to December 31, 1998.

         "GAAP" shall mean generally accepted accounting principles applicable to banks and their holding companies and Subsidiaries, as in effect at the relevant date.

         "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall mean, as used with respect to a Person, the personal knowledge, after due inquiry, of the chief executive officer, chief financial officer, chief operating officer, chief credit officer and general counsel of such Person.

         "Material Adverse Effect" on BB&T or One Valley shall mean an event, change, or occurrence which, individually or together with one or more other events, changes or occurrences, (i) has, or is reasonably likely to have, a material adverse effect on the financial condition, results of operations, business or stockholders' equity of BB&T and the BB&T Subsidiaries taken as a whole, or One Valley and the One Valley Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or One Valley to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include any effect of (a) actions and omissions of BB&T or One Valley taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger, or
(c) any change in general economic conditions, including changes in interest rates, affecting banks and their holding companies generally, except to the extent that such change affects One Valley or BB&T, as the case may be, in a manner materially different from the manner in which it affects other banking organizations or (d) subject to compliance with Section 6.3(e), changes in laws or accounting requirements affecting banks and their holding companies generally.

         "NCBCA" shall mean the North Carolina Business Corporation Act, as amended.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "One Valley Common Stock" shall mean the shares of voting common stock, par value $10.00 per share, of One Valley with rights attached issued pursuant to Rights

Agreement dated October 18, 1995 between One Valley and One Valley Bank, National Association, as Rights Agent.

         "One Valley Disclosure Memorandum" shall mean the written information in one or more documents, each of which (a) is entitled "One Valley Disclosure Memorandum," (b) is dated and delivered to BB&T on or before the date of this Agreement and (c) describes in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made or be presented in a manner so that the Section or Sections under which such disclosure is made shall be reasonably apparent. The inclusion of a given item in the Disclosure Memorandum shall not be deemed a conclusion or admission that such item (or any other item) is material or has a Material Adverse Effect.

         "One Valley Preferred Stock" shall mean the shares of nonvoting Preferred Stock, $10.00 par value, of One Valley.

     "One Valley Subsidiaries" shall mean One Valley Bank, National Association, One Valley Bank of Huntington, Inc., One Valley Bank of Mercer County, Inc., One Valley Bank-East, N.A., One Valley Bank, Inc., One Valley Bank-South, Inc., One Valley Bank-North, Inc., One Valley Bank-Central Virginia, N.A., One Valley Bank-Shenandoah, One Valley Square, Inc., Valley Security Insurance Company, Inc., One Valley Insurance Corporation, Carson Insurance Agency, Inc. and any and all other Subsidiaries of One Valley as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of One Valley after the date hereof and held as a Subsidiary by One Valley at the Effective Time.

         "Person" shall mean any individual,  corporation,  partnership, limited
liability   company,   joint   venture,   trust,   association,   unincorporated
organization, agency, other entity or group of entities, or governmental body.

         "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of One Valley to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

         "Registration Statement" shall mean the registration statement of BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreements described under the definitions of "BB&T Common Stock" and "One Valley

Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

         "Stock Option" shall mean an option to acquire shares of One Valley Common Stock granted under any of the Stock Option Plans that is outstanding and unexercised on the date hereof.

         "Stock Option Plans" shall mean One Valley's Amended and Restated 1993 Incentive Stock Option Plan, 1983 Incentive Stock Option Plan, Mountaineer Bankshares Incentive Stock Option Plan, CSB Financial Corporation 1993 Incentive Stock Option Plan, CSB Financial Corporation 1993 Stock Option Plan for Outside Directors, and FFVA Financial Corporation Qualified and Non-Qualified Stock Option Plans for Directors, Senior Officer and Officers.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

         "Superior Offer" shall mean a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, One Valley or any One Valley Subsidiary (including, without limitation, a tender offer or exchange offer to purchase One Valley Common Stock) other than as contemplated by this
Agreement: (i) that did not arise from or involve a breach or violation by One Valley of Section 5.9(k) or any other provision of this Agreement; (ii) that the One Valley Board of Directors determines in its good faith judgment, based, among other things, on advice of the Financial Advisor, to be more favorable to the One Valley shareholders than the Merger; and (iii) the financing for the implementation of which, to the extent required, is then committed or in the good faith reasonable judgment of the One Valley Board of Directors, based, among other things, on advice of the Financial Advisor, is capable of being obtained by the party making the proposal or offer.

         "TILA" shall mean the Truth in Lending Act, as amended.

         "WVCA" shall mean the West Virginia Corporation Act, as amended.

1.2      Terms Defined Elsewhere
         -----------------------

                  The capitalized terms set forth below are defined in the following sections:

                  Agreement                                  Introduction
                  BB&T                                       Introduction
                  BB&T Option Plan                           Section 2.9(a)
                  Closing                                    Section 2.4
                  Closing Date                               Section 2.4
                  Closing Value                              Section 2.7(b)
                  Constituent Corporations                   Section 2.1
                  Dissenting Shareholder                     Section 2.10
                  Dissenting Shares                          Section 2.10
                  Effective Time                             Section 2.3
                  Employer Entity                            Section 5.12(a)
                  Exchange Ratio                             Section 2.7(a)
                  Maximum Amount                             Section 5.13
                  Merger                                     Recitals
                  Merger Consideration                       Section 2.7(a)
                  One Valley                                 Introduction
                  PBGC                                       Section 3.14(b)(iv)
                  Plan                                       Section 3.14(b)(i)
                  Plan of Merger                             Recitals
                  Surviving Corporation                      Section 2.1(a)
                  Transferred Employee                       Section 5.12(a)


                                   ARTICLE II
                                   THE MERGER

2.1      Merger
         ------

     BB&T  and  One  Valley  are  constituent   corporations  (the  "Constituent
Corporations") to the Merger as contemplated by the NCBCA and the WVCA. At the Effective Time:

         (a) One Valley shall be merged into BB&T in accordance with the applicable provisions of the NCBCA and the WVCA, with BB&T being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

         (b) The separate existence of One Valley shall cease and the Merger shall in all respects have the effects provided in Section 2.5.

         (c) The Articles of Incorporation of BB&T at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

        (d) The Bylaws of BB&T at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2      Filing; Plan of Merger
         ----------------------

         The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding at least a majority of the shares of One Valley Common Stock entitled to vote. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina and the Secretary of State of West Virginia, as provided in Section 55-11-05 of the NCBCA and Section 31-1-36 of the WVCA, respectively.

2.3      Effective Time
         --------------

         The Merger shall be effective at the day and hour specified in the Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the "Effective Time").

2.4      Closing
         -------

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) or such later date as the parties may otherwise agree (the "Closing Date").

2.5      Effect of Merger
         ----------------

         From and after the Effective Time, the separate existence of One Valley shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6      Further Assurances
         ------------------

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds (including, without limitation, any confirmatory deeds required by Section 31-1-37(b) of the WVCA), assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7      Merger Consideration
         --------------------

         (a) As used herein, the term "Merger Consideration" shall mean the number of shares of BB&T Common Stock (to the nearest ten thousandth of a share) to be exchanged for each share of One Valley Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock that would otherwise be distributable to a One Valley shareholder as provided in Section 2.7(b). The number of shares of BB&T Common Stock to be issued for each issued and outstanding share of One Valley Common Stock (the "Exchange Ratio") shall be 1.28.

         (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE at 4:00 p.m. eastern time on the Closing Date as reported on NYSEnet.com (or, if not reported thereon, another authoritative source) (the "Closing Value").

2.8      Conversion of Shares; Payment of Merger Consideration
         -----------------------------------------------------

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of One Valley or the holders of record of One Valley Common Stock, each share of One Valley Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of One Valley Common Stock (as provided in subsection (d) below), the Merger Consideration.

         (b) Each share of BB&T Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of One Valley Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends thereon. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of One Valley Common Stock. With respect to any certificate for One Valley Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, One Valley's transfer books shall be closed and no transfer of the shares of One Valley Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each One Valley shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of One Valley Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration and any declared and unpaid dividends thereon.

         (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by One Valley in respect of shares of One Valley Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, subject to compliance by One Valley with Section 5.9(b). To the extent permitted by law, former shareholders of record of One Valley shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of One Valley Common Stock are converted, regardless of whether such holders have exchanged their certificates representing One Valley Common

Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the thirtieth day after the Effective Time shall be delivered to the holder of any certificate representing One Valley Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of One Valley Common Stock represented by such certificate.

2.9      Conversion of Stock Options
         ---------------------------

         (a) At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plans, except that from and after the Effective
Time:  (i) BB&T and its  Compensation  Committee  shall be  substituted  for One
Valley and the Compensation Committee of One Valley's Board of Directors administering the Stock Option Plans; (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock; (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of One Valley Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio; and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the "BB&T Option Plan") for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of
(iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options which are incentive stock options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the Stock Options and the Stock Option Plans under which they were granted. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under
Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and One Valley agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. As soon as practicable after the Effective Time, if it has not already done so, and to the extent One Valley shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Exchange Act, BB&T shall administer the Stock Option Plans assumed pursuant to this Section 2.9 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. One Valley hereby represents that the Stock Option Plans in their current forms comply with Rule 16b-3 to the extent, if any, required as of the date hereof.

         (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto.

         (c) Eligibility to receive grants of options to purchase BB&T Common Stock following the Effective Time shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, subject to any contractual obligations.

2.10     Dissenting Shares
         -----------------

         Any holder of shares of One Valley Common Stock who shall have properly exercised rights to dissent with respect to the Merger and to demand payment of the "fair value" of the shareholder's shares (the "Dissenting Shares") in accordance with the WVCA (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a dissenting shareholder under the WVCA and shall have no rights to receive the Merger Consideration under Sections
2.7 and 2.8 (provided, that nothing contained herein shall limit such Dissenting Shareholder's rights to the payment of all accrued and unpaid dividends); provided, however, that if a Dissenting Shareholder shall withdraw (in accordance with the WVCA) the demand for such appraisal or shall become ineligible for such appraisal, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation, upon surrender of the certificates representing the Dissenting Shares, the Merger Consideration provided for in Section 2.7 and accrued and unpaid dividends as provided in Section 2.8(c) and Section 2.8(e).

2.11     Merger of Subsidiaries
         ----------------------

         In the event that BB&T shall request, One Valley shall take such actions, and shall cause the One Valley Subsidiaries to take such actions, as may reasonably be required in order to effect, at the Effective Time, the merger of one or more of the One Valley Subsidiaries into, in each case, one of the BB&T Subsidiaries.

2.12     Anti-Dilution
         -------------

         In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF ONE VALLEY

         Except as Disclosed, One Valley represents and warrants to BB&T as follows (the representations and warranties herein of One Valley are made as of the date hereof and, as contemplated by Section 6.3(a), will also be evaluated as of the Closing Date subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit BB&T not to consummate the Merger under such applicable standard):

3.1      Capital Structure
         -----------------

         The authorized capital stock of One Valley consists of 70,000,000 shares of One Valley Common Stock and 1,000,000 shares of One Valley Preferred Stock. As of the date of this Agreement, One Valley has 33,698,223 shares of One Valley Common Stock issued and outstanding and no shares of One Valley Preferred Stock issued and outstanding. No other classes of capital stock of One Valley, common or preferred, are authorized, issued or outstanding. All outstanding shares of One Valley capital stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of One Valley Common Stock reserved in connection with the Stock Option Plans, and (ii) 6,700,000 shares of One Valley Common Stock reserved in connection with the BB&T Option Agreement. As of the date of this Agreement, One Valley has granted options to acquire 1,020,988.77 shares of One Valley Common Stock under the Stock Option Plans or outstanding agreements and awards, which options remain outstanding as of the date hereof. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments relating to the right of any One Valley shareholder to own, to vote or to dispose of, the capital stock of One Valley, except as set forth in the rights described in the definition of One Valley Common Stock. Holders of One Valley Common Stock do not have preemptive rights.

3.2      Organization, Standing and Authority
         ------------------------------------

         One Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. One Valley is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3      Ownership of Subsidiaries
         -------------------------

         Section 3.3 of the One Valley Disclosure Memorandum lists all of the One Valley Subsidiaries and One Valley's ownership percentage in, and the business activities of, each such One Valley Subsidiary. The outstanding shares of capital stock or other equity interests of the One Valley Subsidiaries are validly issued and outstanding, fully paid and nonassessable (subject to 12 USC ss.55 and similar state statutes), and all such shares are directly or indirectly owned by One Valley free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the One Valley Subsidiaries, and there are no agreements, understandings or commitments relating to the right of One Valley to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the One Valley Subsidiaries has been issued in violation of the preemptive rights of any person. Section 3.3 of the One Valley Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization

(other than the One Valley Subsidiaries and stock or other securities held in a fiduciary capacity) owned directly or indirectly by One Valley.

3.4      Organization, Standing and Authority of the Subsidiaries
         --------------------------------------------------------

         Each One Valley Subsidiary that is a depository institution is a federally chartered or West Virginia or Virginia chartered bank with its deposits insured by the FDIC. Each of the One Valley Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the One Valley Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business and in good standing in each jurisdiction Disclosed with respect to it. Each One Valley Subsidiary is qualified to do business in each other state of the United States or foreign jurisdiction where required to conduct its business and is not engaged in any type of activities that have not been Disclosed.

3.5      Authorized and Effective Agreement
         ----------------------------------

         (a) One Valley has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the One Valley shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement and the Articles of Merger, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the One Valley shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of One Valley, and each is enforceable against One Valley in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity).

         (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated by this Agreement or the Articles of Merger, nor compliance by One Valley with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of One Valley or any One Valley Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of One Valley or any One Valley Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to One Valley or any One Valley Subsidiary.

         (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by One Valley of the Merger and the other transactions contemplated in this Agreement.

3.6      Securities Documents; Financial Statements; Statements True
         -----------------------------------------------------------

         (a) One Valley has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1996. One Valley has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by One Valley with the Commission after December 31, 1996 and prior to the date hereof, which are all of the Securities Documents that One Valley was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Financial Statements of One Valley fairly present or will fairly present, as the case may be, the consolidated financial position of One Valley and the One Valley Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

         (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by One Valley or any One Valley Subsidiary to BB&T contains or will contain any untrue or misleading statement of a material fact.

3.7      Minute Books
         ------------

         The minute books of One Valley and each of the One Valley Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8      Adverse Change
         --------------

         Since September 30, 1999, One Valley and the One Valley Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent One Valley Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or stockholders' equity of One Valley or any of the One Valley Subsidiaries.

3.9      Absence of Undisclosed Liabilities
         ----------------------------------

         All liabilities (including contingent liabilities) of One Valley and the One Valley Subsidiaries are disclosed in the most recent Financial Statements of One Valley or are normally recurring business obligations incurred in the ordinary course of its business since the date of One Valley's most recent Financial Statements.

3.10     Properties
         ----------

         (a) One Valley and the One Valley Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of One Valley as of December 31, 1998 or acquired after such date, except for (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

         (b) All leases and licenses pursuant to which One Valley or any One Valley Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms.

3.11     Environmental Matters
         ---------------------

         (a) One Valley and the One Valley Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither One Valley nor any One Valley Subsidiary has received any communication alleging that One Valley or the One Valley Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) There are no pending Environmental Claims, neither One Valley nor any One Valley Subsidiary has received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitration or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) One Valley or any One Valley Subsidiary, (ii) any person or entity whose liability for any Environmental Claim One Valley or any One Valley Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by One Valley or any One Valley Subsidiary, or any real or personal property which One Valley or any One Valley Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which One Valley or any One Valley Subsidiary holds a security interest securing a loan recorded on the books of One Valley or any One Valley Subsidiary. Neither One Valley nor any One Valley Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

         (c) One Valley and the One Valley Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by One Valley relating to all real and personal property owned or leased by One Valley or any One Valley Subsidiary and all real and personal property of which One Valley or any One Valley Subsidiary has or is judged to have managed or supervised or participated in the management of.

         (d) There are no past or present actions, activities, events or incidents or, to the Knowledge of One Valley, circumstances or conditions that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against One Valley or any One Valley Subsidiary or against any person or entity whose liability for any Environmental Claim One Valley or any One Valley Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12     Loans; Allowance for Loan Losses
         --------------------------------

         (a) All of the loans on the books of One Valley and the One Valley Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor One Valley's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

         (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of One Valley are, in the reasonable judgment of One Valley management, adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13     Tax Matters
         -----------

         (a) One Valley and the One Valley Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither One Valley nor any One Valley Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. One Valley and the One Valley Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

         (b) All federal, state and local (and, if applicable, foreign) tax returns filed by One Valley and the One Valley Subsidiaries are complete and accurate. Neither One Valley nor any One Valley Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against One Valley or any One Valley Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to One Valley or any One Valley Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

         (c) Deferred taxes have been provided for in accordance with GAAP consistently applied.

         (d) Neither One Valley nor any of the One Valley Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was One Valley or a One Valley subsidiary) or has any liability for taxes of any person (other than One Valley and the One Valley Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

         (e) Each of One Valley and the One Valley Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

         (f) Neither One Valley nor any of the One Valley Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14     Employees; Compensation; Benefit Plans
         --------------------------------------

         (a) Compensation. One Valley has Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of One Valley and of each One Valley Subsidiary and each other person (in each case other than as an employee) to whom One
Valley or any One Valley Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b)      Employee Benefit Plans.
                  ----------------------

                  (i) One Valley has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by One Valley or any One Valley Subsidiary, to which One Valley or any One Valley Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which One Valley or any One Valley Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated; (B) an employment agreement; (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance; or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                  (ii) Neither One Valley nor any One Valley Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with
         Section 4980B of the Code or applicable state continuation coverage law.

                  (iii) None of the Plans obligates One Valley or any One Valley Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                  (iv) Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) for which the PBGC has not waived notice has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of One Valley or any One Valley Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither One Valley nor any One Valley Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject One Valley or any One Valley Subsidiary to any tax under Sections

         4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

                  (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which One Valley or any One Valley Subsidiary is a member or was a member during such five-year period.

                  (vii) As of December  31,  1999,  the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

                  (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
         Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither One Valley nor, to the Knowledge of One Valley, any One Valley Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject One Valley or any One Valley Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                  (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

                  (x) One Valley and each One Valley Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

                  (xi) Neither One Valley nor any One Valley Subsidiary has a liability as of December 31, 1998 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of One Valley as of December 31, 1998 or otherwise Disclosed.

                  (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) One Valley's or any One Valley Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9).

                  (xiii) With respect to each Plan, One Valley has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

                  (xiv) Each of the Plans as applied to One Valley and any One Valley Subsidiary may be amended or terminated at any time by action of One Valley's Board of Directors, or such One Valley's Subsidiary's Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of One Valley or a One Valley Subsidiary thereunder).

3.15     Certain Contracts
         -----------------

         (a) Neither One Valley nor any One Valley Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, that would be required to be disclosed pursuant to Item 601(b)(4) (without regard to clause (ii) thereof) or Item 601(b)(10) (disregarding the exception therein for contracts entered into in the ordinary course of business) of Regulation S-K (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its ability to engage in any line of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by One Valley or any One Valley Subsidiary or the guarantee by One Valley or any One Valley Subsidiary of any such obligation, which cannot be terminated within less than 60 days after the Closing Date by One Valley or any One Valley Subsidiary (without payment of any material penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances),
(iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 60 days after the Closing Date by One Valley or any One Valley Subsidiary (without payment of any material penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving One Valley of the nature contemplated by this Agreement or the BB&T Option Agreement, or (iv) any agreement or plan, written or oral, including any Stock Option Plans, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

         (b) Neither One Valley nor any One Valley Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument Disclosed or that should be Disclosed in Section 3.15(a) of the One Valley Disclosure Memorandum, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16     Legal Proceedings; Regulatory Approvals
         ---------------------------------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the Knowledge of One Valley, threatened against One Valley, any One Valley Subsidiary or any asset, interest, Plan or right of One Valley or any One Valley Subsidiary, or, to the Knowledge of One Valley, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the Knowledge of One Valley, threatened against any present or former director or officer of One Valley or any One Valley Subsidiary that could reasonably be expected to give rise to a claim against One Valley or any One Valley Subsidiary for indemnification. There are no actual or, to the Knowledge of One Valley, threatened actions, suits or proceedings which present, or could reasonably be expected to present, a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the Knowledge of One Valley, no fact or condition relating to One Valley or any One Valley Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent One Valley or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17     Compliance with Laws; Filings
         -----------------------------

         Each of One Valley and each One Valley Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither One Valley nor any One Valley Subsidiary has received written or, to One Valley's Knowledge, oral notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither One Valley nor any One Valley Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any written or, to One Valley's Knowledge, oral communication requesting that it enter into any of the foregoing. Since December 31, 1996, each of One Valley and each One Valley Subsidiary has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the Commission, FDIC, Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18     Brokers and Finders
         -------------------

         Neither One Valley nor any One Valley Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the BB&T Option Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed, and except for fees to accountants and lawyers.

3.19     Repurchase Agreements; Derivatives
         ----------------------------------

         (a) With respect to all agreements currently outstanding pursuant to which One Valley or any One Valley Subsidiary has purchased securities subject to an agreement to resell, One Valley or the One Valley Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which One Valley or any One Valley Subsidiary has sold securities subject to an agreement to repurchase, neither One Valley nor the One Valley Subsidiary has pledged collateral in excess of the amount of the debt secured thereby. Neither One Valley nor any One Valley Subsidiary has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

         (b) Neither One Valley nor any One Valley Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20     Deposit Accounts
         ----------------

         The deposit accounts of the One Valley Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the One Valley Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21     Related Party Transactions
         --------------------------

         All existing transactions, investments and loans, including loan guarantees existing as of the date hereof to which One Valley or any One Valley Subsidiary is a party with any director, executive officer or 5% shareholder of One Valley or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing are on terms no less favorable to One Valley than could be obtained from unrelated parties; and no such transaction, investment or loan, if lost, discontinued or defaulted, would or could be reasonably expected to have a Material Adverse Effect on the business of One Valley.

3.22     Certain Information
         -------------------

         When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of One Valley to vote on this Agreement and the Plan of Merger, information supplied by One Valley for inclusion in the Proxy Statement/Prospectus and all amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23     Accounting; Tax and Regulatory Matters
         --------------------------------------

         Neither One Valley nor any One Valley Subsidiary has taken or agreed to take any action that would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling of interests or not to constitute a reorganization under Section

368 of the Code or (ii) impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24     State Takeover Laws; No Supermajority Vote Required; Rights Plan
         ----------------------------------------------------------------

         One Valley and each One Valley Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, and no such law shall be activated or applied as a result of such transactions. The provisions of Article VI.1 of One Valley's Articles of Incorporation are not applicable to the Merger or the other transactions contemplated in this Agreement, and neither the Articles of Incorporation nor the Bylaws of One Valley contain a provision that requires more than a majority of the shares of One Valley Common Stock entitled to vote to approve the Merger or any of the other transactions contemplated in this Agreement. The rights attached to shares of One Valley Common Stock described in the definition of One Valley Common Stock are not and will not become exercisable by holders thereof as a result of execution of this Agreement or consummation of the transactions contemplated herein.

3.25     Labor Relations
         ---------------

         Neither One Valley nor any One Valley Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is One Valley or any One Valley Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving One Valley or any One Valley Subsidiary, pending or threatened, or to the Knowledge of One Valley, is there any activity involving any employees of One Valley or any One Valley Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26     Fairness Opinion
         ----------------

         One Valley has received from the Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of One Valley from a financial point of view.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF BB&T

         BB&T represents and warrants to One Valley as follows (the representations and warranties herein of BB&T are made as of the date hereof and, as contemplated by Section 6.2(a), will also be evaluated as of the Closing Date subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit One Valley not to consummate the Merger under such applicable standard):

4.1      Capital Structure of BB&T
         -------------------------

         The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 500,000,000 shares of BB&T Common Stock of which 331,170,260 shares were issued and outstanding as of December 31, 1999. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in
Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2      Organization, Standing and Authority of BB&T
         --------------------------------------------

         BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a bank holding company under the Bank Holding Company Act.

4.3      Authorized and Effective Agreement
         ----------------------------------

         (a) BB&T has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

         (b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby, nor compliance by BB&T with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

         (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T of the Merger and the other transactions contemplated in this Agreement.

4.4      Organization, Standing and Authority of BB&T Subsidiaries
         ---------------------------------------------------------

         Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries. Each of the BB&T Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5      Securities Documents; Financial Statements; Statements True
         -----------------------------------------------------------

         (a) BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1996. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T and its Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

         (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T or any other BB&T Subsidiary to One Valley contains or will contain any untrue or misleading statement of material fact.

4.6      Certain Information
         -------------------

         When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of One Valley to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.7      Accounting; Tax and Regulatory Matters
         --------------------------------------

         Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action that would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling of interests or not to constitute a reorganization under Section 368 of the Code, or (ii) impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b); provided, that nothing contained herein shall limit the ability of BB&T to exercise its rights under the BB&T Option Agreement.

4.8      Share Ownership
         ---------------

         As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of One Valley Common Stock.

4.9      Legal Proceedings; Regulatory Approvals
         ---------------------------------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the Knowledge of BB&T, threatened against BB&T or any BB&T Subsidiary or any asset, interest, Plan or right of BB&T or any BB&T Subsidiary, or, to the Knowledge of BB&T, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the Knowledge of BB&T, threatened against any present or former director or officer of BB&T or any BB&T Subsidiary that could reasonably be expected to give rise to a claim against BB&T or any BB&T Subsidiary for indemnification. There are no actual or, to the Knowledge of BB&T, threatened actions, suits or proceedings instituted, which present, or could reasonably be expected to present, a claim to restrain or prohibit the transactions contemplated herein. To the Knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent BB&T or One Valley from obtaining all of the federal and state regulatory approvals contemplated herein.

4.10     Adverse Change
         --------------

            Since September 30, 1999, BB&T and the BB&T Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent BB&T Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the financial condition, results of operations or stockholders' equity of BB&T or any of the BB&T Subsidiaries.

4.11     Absence of Undisclosed Liabilities
         ----------------------------------

           All liabilities (including contingent liabilities) of BB&T and the BB&T Subsidiaries are disclosed in the most recent Financial Statements of BB&T or are normally recurring business obligations incurred in the ordinary course of its business since the date of BB&T's most recent Financial Statements.

                                    ARTICLE V
                                   COVENANTS

5.1      One Valley Shareholder Meeting
         ------------------------------

         One Valley shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as reasonably practicable following the effectiveness of the Registration Statement. By approving this Agreement and authorizing its execution, the Board of Directors of One Valley agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of One Valley, recommend that One Valley's shareholders vote for such approval; provided, that the Board of Directors of One Valley may withdraw, modify, condition or refuse to make such recommendation only if the Board of Directors shall determine in good faith, after consultation with outside legal counsel, that such recommendation should not be made in light of its fiduciary duty to One Valley's shareholders following (i) a Superior Offer, or (ii) the withdrawal, or material modification that results in a revocation, of the opinion referenced in Section 3.26 by the Financial Advisor or (iii) the delivery to the One Valley Board of Directors of written advice from the Financial Advisor that the Merger Consideration is either not fair or is inadequate to the shareholders of One Valley from a financial point of view.

5.2      Registration Statement; Proxy Statement/Prospectus
         --------------------------------------------------

         As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. One Valley will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. BB&T shall prepare such Registration Statement such that, at the time it becomes effective and at the Effective Time, it shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission (provided that no covenant is made by BB&T as to information provided by One Valley for inclusion in the Registration Statement). The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and One Valley shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be cleared by the Commission for mailing to the One Valley shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. One Valley shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws, the WVCA and the rules and regulations of the NYSE.

5.3      Plan of Merger; Reservation of Shares
         -------------------------------------

         At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, BB&T acknowledges that it (i) has adopted the Plan of Merger and (ii) will pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose.

5.4      Additional Acts
         ---------------

         (a) One Valley agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration (or the tax treatment thereof) or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

         (b) As promptly as practicable after the date hereof, BB&T shall submit, and, to the extent required, One Valley shall submit, notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. One Valley and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5      Best Efforts
         ------------

         Each of BB&T and One Valley shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and
5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T's legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date. Neither BB&T nor One Valley shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6      Certain Accounting Matters
         --------------------------

         One Valley shall cooperate with BB&T concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) One Valley's lending, investment or asset/liability management policies; provided, that any action by One Valley or a One Valley Subsidiary taken pursuant to this Section 5.6 shall not be deemed to constitute or result in the breach of any representation, warranty, covenant or closing condition of One Valley contained in this Agreement. One Valley shall not be required to modify or change any such policies or practices, however, until the earlier of (A) such time as BB&T acknowledges that all conditions to its obligation to consummate the Merger have been waived or satisfied (other than the delivery of certificates, opinions and other instruments and documents to be delivered at Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be a condition to BB&T's obligation to consummate the Merger) or (B) immediately prior to the Effective Time.

5.7      Access to Information
         ---------------------

         One Valley and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, One Valley shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of One Valley and the One Valley Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section
7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8      Press Releases
         --------------

         BB&T and One Valley shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9      Forbearances of One Valley
         --------------------------

         Except with the prior written consent of BB&T (which consent shall not be unreasonably or arbitrarily withheld or delayed), between the date hereof and the Effective Time, One Valley shall not, and shall cause each of the One Valley Subsidiaries not to:

                  (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

                  (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $0.26 (subject to increase at the time and in an amount consistent with past practices) per share of One Valley Common Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of One Valley Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by BB&T and One Valley, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of BB&T Common Stock is before the Effective Time;

                  (c) issue any shares of its capital stock (including treasury shares), except pursuant to the Stock Option Plans with respect to options outstanding on the date hereof or pursuant to the BB&T Option Agreement;

                  (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization other than pursuant to the Stock Option Plans or Plans in existence on the date hereof, in the ordinary course of business consistent with past practices; provided, that in no event shall Rights to purchase more than 175,000 shares of the capital stock of One Valley (subject to adjustment for organic changes) be granted between the date hereof and the Effective Time.

                  (e)  amend its Articles of Incorporation or Bylaws;

                  (f) impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any One Valley Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

                  (g) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any material amount of assets or acquire any material amount of assets other than in the ordinary course of its business consistent with past practices;

                  (h) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                  (i) increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

                  (j) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

                  (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in, or any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, One Valley or any One Valley Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of One Valley or any One Valley Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this Section 5.9(k) shall not apply to furnishing information to or participating in negotiations or discussions with any Person that has made, or that the One Valley Board of Directors determines in good faith is reasonably likely to make, a Superior Offer, if the One Valley Board of Directors determines in good faith, after consultation with outside legal counsel, that it should take such actions in light of its fiduciary duty to One Valley's shareholders;

                  (l) enter into,  other than as contemplated in this Agreement,
         (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by One Valley or a One Valley Subsidiary or guarantee by One Valley or a One Valley Subsidiary of any obligation,
         (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or (iv) any contract, agreement or understanding with a labor union;

                  (m) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, One Valley shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

                  (n) change its methods of accounting in effect at December 31, 1998 in any material respect, except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1998, except as required by changes in law or regulation;

                  (o) incur any commitments for capital expenditures or obligations to make capital expenditures in excess of $250,000 for any one expenditure, or $1,000,000 in the aggregate; provided that commitments or obligations in place prior to the date hereof shall not be counted towards these thresholds.

                  (p) incur any material indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

                  (q) take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling of interests or not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

                  (r) dispose of any material assets other than in the ordinary course of business; or

                  (s) agree to do any of the foregoing.

5.10     Employment Agreements
         ---------------------

         In addition to the Employment Agreements substantially in the form of Annexes B-1, B-3 and B-4 hereto between BB&T's specified BB&T Subsidiary and J. Holmes Morrison, Frederick H. Belden and Laurance G. Jones, respectively, which have been entered into concurrently herewith to become effective at the Effective Time, BB&T (or its specified BB&T Subsidiary) agrees to enter into employment agreements substantially in the form of Annex C-1 or C-2 hereto with up to 16 individuals who are officers of One Valley or a One Valley Subsidiary, which individuals and the form of agreement applicable to each are to be specified by One Valley with the consent of BB&T.

5.11     Affiliates
         ----------

         One Valley shall use its best efforts to cause all persons who are Affiliates of One Valley to deliver to BB&T promptly following execution of this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and as consistent with qualifying the transactions contemplated hereby for pooling-of-interests accounting treatment, and in any event shall use its best efforts to cause such Affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12     Section 401(k) Plan; Other Employee Benefits
         --------------------------------------------

         (a) Effective on the Benefit Plan Determination Date for the 401(k) plan of One Valley, BB&T shall, in its sole discretion, cause the 401(k) plan of One Valley to be (i) merged with the 401(k) plan maintained by BB&T and its subsidiaries, (ii) frozen or (iii) terminated, in each case subject to the receipt of all applicable regulatory or governmental approvals. Each employee of One Valley at the Effective Time who (A) becomes an employee immediately following the Effective Time of BB&T or any subsidiary of BB&T (a "Transferred Employee") and is a participant in the 401(k) plan of One Valley, and (B) continues in the employment of BB&T or any subsidiary of BB&T (an "Employer Entity") until the Benefit Plan Determination Date for the 401(k) plan of One Valley, shall be eligible to participate in BB&T's 401(k) plan as of such Benefit Plan Determination Date. All rights to participate in BB&T's 401(k) plan are subject to BB&T's rights to amend or to terminate the plan. Until such Benefit Plan Determination Date, BB&T shall continue in effect for the benefit of participating employees the Section 401(k) plan of One Valley. For purposes of administering BB&T's 401(k) plan, service with One Valley and the One Valley Subsidiaries shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual.

         (b) Effective on the Benefit Plan Determination Date for the One Valley Defined Benefit Pension Plan, BB&T shall, in its sole discretion, cause the One Valley Defined Benefit Pension Plan to be (i) merged with the defined benefit pension plan maintained by BB&T and its subsidiaries, (ii) frozen or (iii) terminated, in each case subject to the receipt of all applicable regulatory or governmental approvals. Each Transferred Employee who (A) is a participant in One Valley Defined Benefit Pension Plan at the Effective Time, and (B) continues in the employment of an Employer Entity until its Benefit Plan Determination Date, shall be eligible to participate in BB&T's pension plan as of such Benefit Plan Determination Date. All rights to participate in BB&T's pension plan are subject to BB&T's right to amend or terminate the plan. As of the close of business immediately preceding the Benefit Plan Determination Date for the One Valley Defined Benefit Pension Plan, BB&T shall determine the accrued benefit thereunder for each participant continuing in the service of an Employer Entity. Such accrued benefit shall be determined by taking into account service and compensation following the Effective Time, and the accrued benefit as so determined shall be the accrued benefit under the BB&T pension plan for service prior to the Benefit Plan Determination Date (and shall be added to the benefit accrued under the BB&T pension plan for service and compensation beginning with the Benefit Plan Determination Date). For purposes of administering BB&T's pension plan, service with One Valley and the One Valley Subsidiaries shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual.

         (c) As of the Benefit Plan Determination Date for each group hospitalization, medical, dental, life, disability and other welfare benefit plan or program available to employees of the Employer Entity, each Transferred Employee, together with his or her dependents and beneficiaries, shall generally be eligible to participate in such plan or program, subject to (i) its eligibility requirements and other terms and (ii) the Transferred Employee being employed by an Employer Entity as of its Benefit Plan Determination Date. With respect to health care coverage, participation in BB&T's plans may be subject to availability of HMO options. In any case in which HMO coverage is not available, substitute coverage will be provided which may not be fully comparable to the HMO coverage. With respect to any welfare benefit plan or program of One Valley which the Employer Entity determines, in its sole discretion, provides benefits of the same type or class as a corresponding plan or program maintained by the Employer Entity, the Employer Entity shall continue such One Valley plan or program in effect for the benefit of the Transferred Employees so long as they remain eligible to participate and until they shall become eligible to become participants in the corresponding plan or program maintained by the Employer Entity (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of the Employer Entity to terminate such plan or program). For purposes of administering the welfare plans and programs subject to this Section 5.12(c), (A) service with One Valley shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service (except as otherwise provided in Section 5.12(d)), and (B) each Transferred Employee shall receive credit for any co-payment and deductibles paid prior to the Benefit Plan Determination Date (to the same extent such credit was given under the analogous Plan prior to such Benefit Plan Determination Date) in satisfying any applicable deductibles, co-payments or out-of-pocket expenses.

         (d) Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed hereunder by BB&T, neither BB&T nor any Employer Entity shall have any obligation to continue to employ any Transferred Employee in any specific job, at any specified level of compensation, incentive payments, benefits or perquisites, or at all. If a Transferred Employee is terminated by an Employer Entity (other than a transfer of employment to another Employer Entity), and such Transferred Employee was a party at the Effective Time to a Change in Control Severance Agreement with One Valley (a "Severance Agreement") which was not terminated by an agreement executed by the Transferred Employee as of the Effective Time, such Transferred Employee shall be entitled to severance pay in accordance with the Severance Agreement and any additional benefit payable under the One Valley

Special Severance Policy referenced below. A Transferred Employee shall be entitled to severance pay under the One Valley Special Severance Policy (as amended and restated 4/27/99) if and to the extent he or she is eligible for severance pay under such Policy, except that, the Transferred Employee shall be eligible for severance pay under the Policy if he or she is terminated within eighteen months following the Effective Time.

         (e) BB&T agrees to honor all employment agreements, severance agreements and deferred compensation agreements that One Valley and the One Valley Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date. Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.12, the employee benefit plans of One Valley shall, in the sole discretion of BB&T, be frozen, terminated or merged into comparable plans of BB&T as of the Effective Time or at such time thereafter as BB&T shall determine in its sole discretion; provided that BB&T agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the Transferred Employees and former One Valley employees who retired under the Plans of One Valley will continue to be provided with benefits under benefit plans (other than stock options or other stock-based incentive plans) which in the aggregate are substantially comparable to (i) those provided immediately prior to the Effective Time under the Plans of One Valley to such Transferred Employees and former employees or (ii) those provided to similarly situated employees of BB&T; provided, however, that Transferred Employees covered by collective bargaining agreements, if any, need not be provided with such benefits.

5.13     Directors and Officers Protection
         ---------------------------------

         BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of One Valley for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in One Valley's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 175% of the annual premium payments on One Valley's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify all individuals who are or have been officers, directors or employees of One Valley or any One Valley Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time to the fullest extent lawful. If BB&T or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of BB&T shall assume the obligations set forth in this Section 5.13.

5.14     Forbearances of BB&T
         --------------------

         Except with the prior written consent of One Valley, which consent shall not be arbitrarily or unreasonably withheld or delayed, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action (or, in the case of clause (i), fail to take any action) that would or might be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling of interests or not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; (iv) exercise the BB&T Option Agreement other than in accordance with its terms, or dispose of the shares of One Valley Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted by the terms thereof; or (v) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15     Reports
         -------

         Each of One Valley and BB&T shall file (and shall cause the One Valley Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or One Valley, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16     Exchange Listing
         ----------------

         BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of One Valley Common Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17     Advisory Boards
         ---------------

         (a) As of the Effective Time, BB&T shall offer to each of the members of the One Valley Board of Directors a seat on the BB&T Advisory Board for West Virginia. Except as provided in Section 5.17(d), the Advisory Board members appointed pursuant to this Section 5.17(a) and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member fees (annual retainer and attendance fees) equal in amount, for two years following the Effective Time (prorated for any partial year), to the annual retainer and schedule of attendance fees for One Valley directors in effect on January 1, 2000. Following such two-year period, Advisory Board members who continue to serve shall receive fees in accordance with BB&T's standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70).

         (b) As of the Advisory Board Establishment Date for each One Valley Subsidiary that is a bank or savings institution, BB&T shall offer to the members of the Board of Directors of such One Valley Subsidiary a seat on the BB&T Advisory Board for such One Valley Subsidiary's market area. During the period commencing at the Effective Time and ending on the Advisory Board Establishment Date for each such One Valley Subsidiary, the directors of such One Valley Subsidiary shall continue to serve as such so long as they continue to meet the requirements for serving. In addition, as of the Effective Time, BB&T shall offer to R. Marshall Evans, Jr. a seat on the BB&T Advisory Board for Georgia. Except as provided in Section 5.17(d), the Advisory Board members appointed pursuant to this Section 5.17(b) and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member fees (annual retainer and attendance fees) in accordance with BB&T's standard schedule of fees for service thereon as in effect from time to time.

         (c) Notwithstanding anything herein to the contrary, membership of any person on any Advisory Board shall be conditional upon his or her execution of a noncompetition and nonsolicitation agreement reasonably acceptable to BB&T.

         (d) Notwithstanding the provisions of Section 5.17, no fees will be paid to any member of any Advisory Board who is also an employee of BB&T or an Affiliate of BB&T.

5.18     Reserved
         --------

5.19     Board of Directors of BB&T
         --------------------------

         As soon as practicable following the Effective Time, the BB&T Board of Directors shall (i) increase the number of directors comprising the Board of Directors to 23 pursuant to Article III, Section 2 of BB&T's Bylaws and (ii) elect J. Holmes Morrison and another individual to be selected on or before the Effective Time by mutual agreement of the Chief Executive Officer of One Valley and the Chief Executive Officer of BB&T to fill the two vacancies created by such increase, as permitted by Article III, Section 6 of BB&T's Bylaws. Each of Mr. Morrison and the selected individual shall serve for so long as he or she is elected and qualifies, subject to the right of removal for cause. In addition, as soon as practicable following the Effective Time, BB&T's Chief Executive Officer shall appoint, and the BB&T Board of Directors shall elect, J. Holmes Morrison to BB&T's Executive Committee.

5.20     Treatment as Reorganization for Tax Purposes
         --------------------------------------------

         Each of One Valley and BB&T shall treat the Merger as a reorganization within the meaning of Section 368 of the Code for all federal income tax purposes.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - BB&T and One Valley
         ------------------------------------------

         The respective obligations of BB&T and One Valley to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of One Valley of the Agreement and the Plan of Merger;

         (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the Knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

         (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger; all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect; and

         (d) None of BB&T, any of the BB&T Subsidiaries, One Valley or any of the One Valley Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

6.2      Conditions Precedent - One Valley
         ---------------------------------

         The obligations of One Valley to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by One Valley pursuant to Section 7.4:

         (a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by One Valley. There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T;

         (b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

         (c) BB&T shall have delivered to One Valley a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b), to the extent applicable to BB&T, have been satisfied;

         (d) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

         (e) One Valley shall have received an opinion of Sullivan & Cromwell, subject to customary assumptions and representations, substantially to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code.

6.3      Conditions Precedent - BB&T
         ---------------------------

         The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to
Section 7.4:

         (a) All representations and warranties of One Valley shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of One Valley set forth in Sections 3.3 (solely with respect to the ownership by One Valley of the One Valley Subsidiaries) and 3.24 shall be true and correct (except for inaccuracies that are immaterial in amount). There shall not exist inaccuracies in the representations and warranties of One Valley set forth in this Agreement
(including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on One Valley and the One Valley Subsidiaries taken as a whole;

         (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome; provided that any such condition or requirement shall not relate principally to any regulatory violation or other failure on the part of BB&T or a divestiture requirement that is consistent with regulatory precedent;

         (c) One Valley shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

         (d) One Valley shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to One Valley, have been satisfied;

         (e) BB&T shall have received letters, dated as of the date of filing of the Registration Statement with the Commission and as of the Effective Time, addressed to BB&T, in form and substance reasonably satisfactory to BB&T, from Arthur Andersen, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment as in effect on the date hereof; and

         (f) BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of One Valley will not recognize any gain or loss to the extent that such shareholders exchange shares of One Valley Common Stock for shares of BB&T Common Stock.

                                   ARTICLE VII
                   TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1      Termination
         -----------

         This Agreement may be terminated:

         (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

         (b) At any time prior to the Effective Time, by either party in writing
(i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of One Valley and
Section 6.3(a) in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

         (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

         (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

         (e) At any time, by either party hereto in writing, if the shareholders of One Valley disapprove the Agreement and the Plan of Merger at a meeting called and held for the purpose of voting thereon.

         (f) At any time following October 1, 2000, by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

         (g) At any time prior to the Effective Time, by BB&T or One Valley in writing, if the Board of Directors of One Valley shall have withdrawn, modified, conditioned or refused to make its recommendation to the shareholders of One Valley that they vote to approve the Plan of Merger under conditions permitted by Section 5.1.

         (h) At any time prior to the Effective Time, by BB&T or One Valley in writing, if One Valley's Board of Directors shall have authorized One Valley management to enter into an agreement, plan or transaction to consummate a Superior Offer.

7.2      Effect of Termination
         ---------------------

         In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination. The Option Agreement shall be governed by its own terms, and no termination of this Agreement or the Plan of Merger pursuant to Section 7.1 shall be interpreted as a consent by BB&T to any action or matter that would have the effect of diminishing or adversely affecting BB&T's rights under the Option Agreement.

7.3      Survival of Representations, Warranties and Covenants
         -----------------------------------------------------

         All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.13, 5.17 and 5.19); provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or One Valley (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or One Valley, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and One Valley of the transactions contemplated herein.

7.4      Waiver
         ------

         Except with respect to any required regulatory approval or other condition imposed by law, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the One Valley shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the One Valley shareholders of this Agreement and the Plan of Merger, shall reduce either the Exchange Ratio or the payment terms for fractional interests.

7.5      Amendment or Supplement
         -----------------------

         This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and One Valley, subject to the proviso to Section 7.4.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1      Expenses
         --------

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by One Valley.

8.2      Entire Agreement
         ----------------

          This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of One Valley to enforce rights in Sections 5.13, 5.17, 5.18 and 5.19 and the rights of Transferred Employees to enforce rights in the last two sentences of Section 5.12(d).

8.3      No Assignment
         -------------

         Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4      Notices
         -------

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

         If to One Valley:

                  Merrell S. McIlwain
                  One Valley Square
                  Charleston, West Virginia 25301
                  Telephone:        304-348-1172
                  Fax:              304-348-7397

         With a required copy to:

                  Mitchell S. Eitel
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004-2498
                  Telephone:        212-558-4000
                  Fax:              212-558-3588

         If to BB&T:

                  Scott E.  Reed
                  150 South Stratford Road
                  4th Floor
                  Winston-Salem, North Carolina 27104
                  Telephone:        336-733-3088
                  Fax:              336-733-2296

         With a required copy to:

                  William A.  Davis, II
                  Womble Carlyle Sandridge & Rice, PLLC
                  200 West Second Street
                  Winston-Salem, North Carolina 27102
                  Telephone:        336-721-3624
                  Fax:              336-733-8364

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered.

8.5      Specific Performance
         --------------------

         One Valley acknowledges that the One Valley Common Stock and the One Valley business and assets are unique and that, if One Valley fails to consummate the transactions contemplated by this Agreement, such failure will cause irreparable harm to BB&T for which there will be no adequate remedy at law. BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if One Valley shall, without cause, refuse to consummate the transactions contemplated by this Agreement. This
Section 8.5 shall not be deemed a waiver by One Valley to seek any legally available remedy in the event of a breach by BB&T.

8.6      Captions
         --------

         The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7      Counterparts
         ------------

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                            BB&T CORPORATION

                                            By: /s/ John A. Allison IV
                                               ---------------------------------
                                            Name: John A. Allison IV
                                                 -------------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   -----------------------------


                                            ONE VALLEY BANCORP, INC.


                                            By:  /s/ J. Holmes Morrison
                                                --------------------------------
                                            Name: J. Holmes Morrison
                                                 -------------------------------
                                            Title: President and Chief
                                                   Executive Officer
                                                  ------------------------------

                                                                         ANNEX A

                                    FORM OF
                               ARTICLES OF MERGER
                                       OF
                            ONE VALLEY BANCORP, INC.
                                      INTO
                                BB&T CORPORATION


         The undersigned corporations, pursuant to Section 31-1-36 of the West Virginia Corporation Code (the "WVCA") and Section 55-11-05 of the North Carolina Business Corporation Act (the "NCBCA"), hereby execute the following Articles of Merger.

                                       ONE

         The merger of One Valley Bancorp, Inc., a West Virginia corporation ("One Valley"), into BB&T Corporation, a North Carolina corporation ("BB&T"), shall be in accordance with the Plan of Merger attached hereto as Exhibit I (the "Plan of Merger").

                                       TWO

         A. The Plan of Merger was submitted to the shareholders of One Valley by its Board of Directors in accordance with the provisions of Sections 31-1-34 and 31-1-38 of the WVCA and Section 55-11-03 of the NCBCA and was duly approved in the manner prescribed by law by the shareholders of One Valley on the ____ day of June, 2000. The number of outstanding shares of common stock, $10.00 par value, of One Valley (the only class entitled to vote on the Plan of Merger) entitled to be cast with respect to the Plan of Merger and number of votes cast for, cast against and abstaining were:

Outstanding Shares       For              Against           Abstain

[33,698,223]             _________        _________         _________


            B. The shareholders of BB&T were not required to approve the Plan of Merger.

                                      THREE

            These Articles of Merger shall become effective at 11:59 p.m. on June __, 2000.


                  [Remainder of Page Intentionally Left Blank]

         The undersigned, each of BB&T and One Valley, declares that the facts herein stated are true as of June __, 2000.


                                     BB&T CORPORATION


                                     By:
                                        --------------------------------------
                                          John A. Allison IV
                                          Chairman and Chief Executive Officer

Attest:


--------------------------
Secretary


                                     ONE VALLEY BANCORP, INC.


                                     By:
                                        --------------------------------------
                                          J. Holmes Morrison
                                          President and Chief Executive Officer

Attest:


--------------------------
Secretary

                                                                       EXHIBIT I

                                 PLAN OF MERGER
                                       OF
                            ONE VALLEY BANCORP, INC.
                                      INTO
                                BB&T CORPORATION


         Section 1. Corporations Proposing to Merge and Surviving Corporation. One Valley Bancorp, Inc., a West Virginia corporation ("One Valley"), shall be merged (the "Merger") into BB&T Corporation, a North Carolina corporation ("BB&T"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of February 6, 2000 (the "Agreement"), by and between One Valley and BB&T. The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Secretary of State of West Virginia and the Secretary of State of North Carolina. BB&T shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of One Valley shall cease.

         Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 31-1-37 of the West Virginia Corporation Code (the "WVCA") and
Section 55-11-06 of the North Carolina Business Corporation Act (the "NCBCA").

         Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of BB&T as in effect immediately prior to the Effective Time shall become the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the NCBCA.

         Section 4.        Conversion of Shares.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of One Valley or the holders of record of the voting common stock, par value $10.00 per share, of One Valley with rights attached issued pursuant to Rights Agreement dated October 18, 1995 between One Valley and One Valley Bank, National Association, as Rights Agent ("One Valley Common Stock"), each share of One Valley Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of One Valley Common Stock (as provided in Section 4(d)), the Merger Consideration (as defined in Section 5).

         (b) Each share of the voting common stock of BB&T, par value $5.00 per share, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T's Series B Junior Participating Preferred Stock, $5.00 par value per share ("BB&T Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of One Valley Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends thereon. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of One Valley Common Stock. With respect to any certificate for One Valley Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, One Valley's transfer books shall be closed and no transfer of the shares of One Valley Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each One Valley shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of One Valley Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 4(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration and any declared and unpaid dividends thereon.

         (e)  The  Surviving  Corporation  shall  pay  any  dividends  or  other distributions with a record date prior to the Effective Time which have been declared or made by One Valley in respect of shares of One Valley Common Stock in accordance with the terms of the Agreement and which remain unpaid at the Effective Time, subject to compliance by One Valley with Section 5.9(b) of the Agreement. To the extent permitted by law, former shareholders of record of One Valley shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of One Valley Common Stock are converted, regardless of whether such holders have exchanged their certificates representing One Valley Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of the Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to the Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the thirtieth day after the Effective Time shall be delivered to the holder of any certificate representing One Valley Common Stock until such holder surrenders such certificate for exchange as provided in this Section 4. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of One Valley Common Stock represented by such certificate.

         Section 5.  Merger Consideration.

         (a) As used herein, the term "Merger Consideration" shall mean the number of shares of BB&T Common Stock (to the nearest ten thousandth of a share) to be exchanged for each share of One Valley Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock that would otherwise be distributable to a One Valley shareholder as provided in Section 5(b). The number of shares of BB&T Common Stock to be issued for each issued and outstanding share of One Valley Common Stock (the "Exchange Ratio") shall be 1.28.

         (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE at 4:00 p.m. eastern time on the Closing Date as reported on NYSEnet.com (or, if not reported thereon, another authoritative source).

         Section 6.  Conversion of Stock Options .

         (a) At the Effective Time, each option granted under One Valley's Amended and Restated 1993 Incentive Stock Option Plan and 1983 Incentive Stock Option Plan (collectively, the "Stock Option Plans") or otherwise to acquire shares of One Valley Common Stock then outstanding (and which, by its terms does not lapse on or before the Effective Time), whether or not then exercisable (a "Stock Option"), shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plans, except that from and after the Effective Time
(i) BB&T and its Compensation Committee shall be substituted for One Valley and its [COMPENSATION COMMITTEE] administering the Stock Option Plans, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of One Valley Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the "BB&T Option Plan") for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met;
(B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options which are incentive stock options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the Stock Options and the Stock Option Plans under which they were granted. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and One Valley will take all necessary steps to effectuate the foregoing provisions of this Section 6. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. As soon as practicable after the Effective Time, if it has not already done so, and to the extent One Valley shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), BB&T shall administer the Stock Option Plans assumed pursuant to this Section 6 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time.

         (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto.

          Section 7. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that no such amendment executed after approval by the One Valley shareholders of the Agreement and this Plan of Merger shall modify either the amount or the form of the consideration to be provided to holders of One Valley Common Stock upon consummation of the Merger.